Calculation of Filing Fee Tables
S-3
SOUTHERN CO
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	The Southern Company Common Stock	457(r)				0.0001381
Fees to be Paid	2	Equity	The Southern Company Preferred Stock	457(r)				0.0001381
Fees to be Paid	3	Debt	The Southern Company Senior Notes	457(r)				0.0001381
Fees to be Paid	4	Debt	The Southern Company Junior Subordinated Notes	457(r)				0.0001381
Fees to be Paid	5	Equity	The Southern Company Stock Purchase Contracts	457(r)				0.0001381
Fees to be Paid	6	Equity	The Southern Company Stock Purchase Units	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	There are being registered hereunder such presently indeterminate (a) number of shares of Common Stock, Preferred Stock, Stock Purchase Contracts and Stock Purchase Units and (b) principal amount of Senior Notes and Junior Subordinated Notes of The Southern Company (the "Company") as may from time to time be issued at indeterminable prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the Company is deferring payment of all of the registration fees.

[2]	See Offering Note 1.

[3]	See Offering Note 1.

[4]	See Offering Note 1.

[5]	See Offering Note 1.

[6]	See Offering Note 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date